UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2010

Otelco Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2010, the board of directors (the “Board”) of Otelco Inc. (the “Company”) elected Robert E. Guth as a Class II director of the Company, with a term expiring at the annual meeting of stockholders of the Company to be held in 2012.  Mr. Guth has not been appointed to any committees of the Board.

From 2006 to 2007, Mr. Guth served as President of the Business Markets Group at Level 3 Communications, LLC (“Level 3”).  Prior to that, Mr. Guth served as Chairman, President and Chief Executive Officer of TelCove Inc. (“TelCove”) from 2002 to 2006, when TelCove was acquired by Level 3.  Mr. Guth was Vice President of Business Operations at TelCove from 2000 to 2002 and Regional Vice President and General Manager at TelCove from 1996 to 2000.  Prior to joining TelCove, Mr. Guth served in sales and sales management roles at AT&T Inc. from 1985 to 1996.  Mr. Guth currently serves on the boards of directors of NTELOS Holdings Corp. and Integra Telecom, Inc.

There are no arrangements or understandings between Mr. Guth and any other person pursuant to which Mr. Guth was selected as a director.  Mr. Guth will receive compensation for his service on the Board in accordance with the Company’s compensation arrangements for non-employee members of the Board.  A description of the Company’s compensation arrangements for non-employee members of the Board is set forth under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: August 12, 2010
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer